Exhibit 10.1

FOURTH MODIFICATION TO MANUFACTURING,
DISTRIBUTING AND TECHNOLOGY LICENSE AGREEMENT

THIS FOURTH MODIFICATION TO MANUFACTURING, DISTRIBUTING AND TECHNOLOGY LICENSE AGREEMENT (this “Fourth Modification”) is made and entered into as of December 15, 2011 by and between Image Sensing Systems, Inc., a Minnesota corporation located at 500 Spruce Tree Centre, 1600 University Avenue West, St. Paul, Minnesota 55104 (hereinafter, “ISS”), and Econolite Control Products, Inc., a California corporation located at 3360 E. La Palma Avenue, Anaheim, California 92806 (hereinafter “Econolite”). ISS and Econolite were the parties to the original Manufacturing, Distributing and Technology License Agreement dated June 11, 1991 (the “Agreement”) which was subsequently modified, in part, in a Letter Agreement dated June 19, 1997 (the “Letter Agreement”), a Modification to Manufacturing, Distributing and Technology License Agreement dated September 1, 2000 (the “First Modification”), Extension and Second Modification to Manufacturing, Distributing and Technology License Agreement dated July 13, 2001 (the “Second Modification”) a Settlement Agreement, Contract Modification and Mutual Release executed August 3, 2006 (the “Settlement”), and the Extension and Third Modification to Manufacturing, Distributing and Technology License Agreement dated July 3, 2008 (the “Third Modification”), an Exhibit A dated September 21, 2009 (“Amended Exhibit A”) and an Exclusive License and Distribution Agreement by and between ISS, Econolite and Econolite Canada, Inc. effective January 2, 2011 (the “Canada RTMS Agreement”).

Recitals:

A.                  The parties desire to add certain Remote Traffic Microwave Sensors (“RTMS Products”) to the Products and technologies listed in the Agreement.

B.                  The parties desire to update and revise the Mutual Confidentiality and Non-Disclosure Agreement form provided in the Agreement.

NOW, THEREFORE, for and in consideration of the foregoing premises, and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.                   Exhibit A to the Agreement, as modified and amended previously, is superseded by Exhibit A (dated as of December 15, 2011) attached hereto and made a part hereof by this reference.

2.                   The final paragraph of Section A, Definitions, of Article V of the Agreement is deleted and a new final paragraph of Section A, Definitions, of Article V is substituted as follows:

“‘Autoscope Territory,’ for purposes of Autoscope Products shall mean Mexico, the United States of America, Canada, and the Caribbean. ‘RTMS Territory,’ for purposes of RTMS Products hereunder shall mean Mexico and the United States of America. The Canada RTMS Agreement defines the Canadian territory for sales of RTMS products.”

3.                   Except as modified herein, each and every other provision of the Agreements, as modified are confirmed and reaffirmed as though restated herein.

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Modification effective as of the date first set out above.

IMAGE SENSING SYSTEMS, INC.			ECONOLITE CONTROL PRODUCTS, INC.

By:	/s/ Kenneth R. Aubrey		By:	/s/ David St. Amant
	Title:	President & CEO		Title:	President and Chief Operating Officer
Date:	12/15/11		Date:	12/15/11